Exhibit 99.1   Press Release

PRESS RELEASE

From:                  Massachusetts Fincorp, Inc.
Contact:               Paul C. Green
                       President and Chief Executive Officer
Corporate Office:      70 Quincy Avenue
                       Quincy, Massachusetts 02169
Telephone:             (617) 769-1100

                            FOR IMMEDIATE RELEASE


          MASSACHUSETTS FINCORP ANNOUNCES STOCK REPURCHASE PROGRAM


Quincy, MA - October 23, 2001: Massachusetts Fincorp, Inc. (OTCBB: MAFN) today announced that the Company's Board of Directors authorized a new repurchase plan, under which the Company intends to repurchase up to 5% of its outstanding shares.. This share repurchase would amount to 26,194 shares. The Company will repurchase shares from time to time in the open market at management's discretion over the next six months, commencing on or after October 26, 2001, and expiring on April 26, 2002.

Paul C. Green, President and Chief Executive Officer, indicated that the Board of Directors approved the repurchase program in view of the current price level of the Company's common stock and in keeping with its commitment to enhancing shareholder value. The Company currently has 523,884 shares outstanding.

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, rather the statements are based on the Company's current expectations regarding its business strategies and their intended results for its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements.

Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. The Company assumes no obligation to update any forward-looking statements.